UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2009

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27175 Energy Way, Novi, Michigan		48377
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-946-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 10, 2009, the Federal Energy Regulatory Commission (the "FERC") issued an order approving Green Power Express LP’s request for favorable transmission investment incentives. Green Power Express LP is a limited partnership formed by ITC Holdings Corp. ("ITC") to develop and build the Green Power Express Project, a network of transmission lines that will transport 12,000 megawatts of power from wind-abundant areas of the Upper Midwest to Midwestern and Eastern states that demand clean, renewable energy.

Specifically, the FERC order authorized:
• the establishment of a regulatory asset for development and pre-construction costs;
• an incentive return on common equity of 12.38 percent;
• the deferral of recovery for start-up, development and pre-construction costs through the creation of regulatory assets;
• inclusion of 100 percent of construction work in progress in rate base;
• abandoned plant treatment; and
• use of a hypothetical capital structure comprised of 60 percent equity and 40 percent debt until any portion of the Green Power Express Project is placed in service.

Further, the FERC order conditionally accepted Green Power Express LP’s proposed formula rate tariff sheets, subject to refund, and set them for hearing and settlement judge procedures. The approved transmission investment incentives and return on equity were specifically excluded from any hearing process.

ITC issued a press release on April 13, 2009, which release is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 ITC Holdings Corp. Press Release dated April 13, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

April 13, 2009	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	ITC Holdings Corp. Press Release dated April 13, 2009